As filed with the U.S. Securities and Exchange Commission on December 15, 2025.

Registration No. 333-289774

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDI GROUP LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	8900	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 15-16, 22/F., CEO Tower

77 Wing Hong Street

Cheung Sha Wan

Kowloon, Hong Kong

Telephone: +(852) 2388 1121

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clayton E. Parker, Esq. K&L Gates Southeast Financial Center Suite 3900 200 South Biscayne Boulevard Miami, FL, 33131, USA Tel: 1-305-539-3306	Virginia Tam, Esq. K&L Gates 44/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong Tel: +852 2230 3535	Brad Haneberg, Esq. Haneberg Hurlbert PLC 111 East Main Street, Suite 2010 Richmond, VA 23219 Tel: 1-804-554-4941

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after January 2025.

The Registrant hereby amends this post-effective registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 22, 2025, MEDI Group Ltd (the “Company”) initially filed a registration statement on Form F-1 (File No. 333-289774) (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was subsequently declared effective by the SEC on September 30, 2025. The Company subsequently made two post-effective amendments to the Registration Statement, and such amendments have not been declared effective by the SEC as of the date hereof. The Company is filing this post-effective amendment no. 3 to the registration statement (this “Amendment”) as an exhibit-only filing to replace the form of underwriting agreement previously filed as Exhibit 1.1 in its entirety. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement and the new form of underwriting agreement (filed herewith as Exhibit 1.1). This Amendment does not modify any content of the prospectus contained in Part I or the balance of Part II of the Registration Statement which are hereby omitted.

No additional securities are being registered by this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement on Form F-1.

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ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of the registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum and Articles of Association
4.1†	Specimen certificate evidencing Class A Ordinary Shares
4.2†	Form of Warrant Agreement
5.1†	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
8.1†	Opinion of O Tse & Co. regarding certain legal matters of the subsidiary in Hong Kong
8.2†	Opinion of Guangdong Wesley Law Firm
10.1†	Form of Indemnification Agreement between the registrant and its officers and directors
10.2#†	Employment Agreement between the registrant and Mr. Hon Kin Ng, its director and CEO
10.3†	Form of Independent Director Agreement between the registrant and its independent directors
10.4	[Reserved]
10.5†	Lease Contract, by and between Grand Century Holding Company Limited and Seiren Investment Limited, dated as of August 4, 2023
10.6†	Lease Contract, by and between Grand Century Holding Company Limited and Renaissance City Development Company Limited, dated as of October 16, 2023
10.7†	Lease Contract, by and between Grand Century Holding Company Limited and Sun Hong Kai Real Estate (Sales and Leasing) Agency Limited, dated as of June 24, 2024
10.8†	Lease Contract, by and between Smart Key International Consultant Company Limited and Edward Wong Development Company Limited, dated as of April 1, 2024
10.9†	Lease Contract, by and between Grand Century Holding Company Limited and Edward Wong Development Company Limited, dated as of April 1, 2024
10.10†	Lease Contract, by and between Smart Key International Consultant Company Limited and Strong Goal Investments Limited, dated as of July 30, 2024
10.11†	Management Agreement between Smart Key International Consultant Company Limited and Grand Century Holding Company Limited, dated as of July 31, 2024
10.12†	Cooperation Agreement with Dr. Pang (Eng translation)
10.13#†	Form of Employment Agreement between the registrant and Ms. Dione Leung, its chief operating officer
10.14†	Bank of China HKD2,000,000 Facility Letter dated December 19, 2019
10.15†	Bank of China HKD4,000,000 Facility Letter dated April 30, 2020
10.16†	Bank of China HKD2,000,000 Facility Letter dated August 3, 2021
10.17†	Bank of China HKD3,000,000 Facility Letter dated May 12, 2022
10.18#†	Form of promissory note entered between Mr. Ng Hon Kin and Lender
10.19#†	Form of conversion note entered between Mr. Ng Hon Kin and Lender
10.20†	Translation of Cooperation Agreement
10.21†	Translation of Transfer Agreement
10.22#†	Employment Agreement between the registrant and Ms. Kelly Sin, its new chief financial officer
10.23†	Form of Executive Director Agreement between the registrant and its executive directors
21.1†	List of subsidiaries
23.1†	Consent of TAAD LLP., an independent registered public accounting firm
23.2†	Consent of Ogier (included in Exhibit 5.1)
23.3†	Consent of O Tse & Co. (included in Exhibit 8.1)
23.4†	Consent of Guangdong Wesley Law Firm
24.1†	Power of Attorney (included on signature page)
99.1†	Consent of Mr. Chris Tam
99.2†	Consent of Mr. Francis Colt deWolf III
99.3†	Consent of Mr. Kar Man Kwan
99.4†	Consent letter of MarketsandMarkets
99.5†	Audit Committee Charter
99.6†	Nominating and Corporate Governance Committee Charter
99.7†	Compensation Committee Charter
99.8†	Code of Business Conduct and Ethics
99.9†	Waiver Representation Letter
107†	Filing Fee Table

#	Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Company customarily and actually treats that information as private or confidential and the omitted information is not material. The registrant hereby agrees to furnish an unredacted copy of the exhibit to the SEC upon request.
†	Previously filed.
*	To be filed by amendment
**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on December 15, 2025.

MEDI GROUP LIMITED

By:	/s/ NG Hon Kin
Name:	NG Hon Kin
Title:	Chief Executive Officer (Principal Executive Officer) and Executive Director

By:	/s/ HUANG Hsi-En
Name:	HUANG Hsi-En
Title:	Executive Director

By:	/s/ Kelly SIN
Name:	Kelly SIN
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors and executive officers of MEDI Group Limited hereby severally constitute and appoint Ng Hon Kin, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for us and in our names and places, and in any and all capacities, to sign this registration statement on Form F-1 and any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	December 15, 2025	/s/ HUANG Hsi-En
HUANG Hsi-En, Executive Director

Date:	December 15, 2025	/s/ Kelly SIN
Kelly SIN, Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on December 15, 2025.

AUTHORIZED U.S. REPRESENTATIVE

COGENCY GLOBAL INC

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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